LAW – WEST

ANDERSON CALL & WILKINSON

A PROFESSIONAL CORPORATION

110 SOUTH REGENT STREET, SUITE 200

SALT LAKE CITY, UTAH 84111

TELEPHONE: (801) 521-3434

FAX: (801) 220-0625

Exhibit 5 and Exhibit 23.1

June 10, 2019

High Sierra Technologies, Inc.

1495 Ridgeway Drive, Suite 230A

Reno, Nevada 89519

Re:  High Sierra Technologies, Inc., a Colorado corporation (the "Company")

Gentlemen:

I refer to the Company's Registration Statement on Form S-1 under the Securities Act of 1933 (the "Registration Statement"), which will be filed with the Securities and Exchange Commission. The Registration Statement relates to the registration and proposed offer, sale and issuance of 3,500,000 shares of the Company’s common stock having no par value per share by the Company as a primary offering (the “Primary Offering Common Stock”), and the registration and proposed offer and sale of 2,546,892 currently issued and outstanding shares of common stock by selling security holders as a secondary offering (the “Secondary Offering Common Stock”), all as set forth in the Registration Statement, the prospectus contained therein and any supplements to the prospectus.  For purposes of this letter, the Primary Offering Common Stock and the Secondary Offering Common Stock shall be referred to collectively as the “Common Stock.”

Assumptions

In rendering the opinion expressed below, I have assumed, with your permission and without independent verification or investigation:

1.  That all signatures on documents I have examined in connection herewith are genuine and that all items submitted to me as original are authentic and all items submitted to me as copies conform with originals; and

2.  That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

It is further understood that the opinion set forth below is to be used solely in connection with the offer, sale and issuance of the Common Stock while the Registration Statement is effective.

High Sierra Technologies, Inc.

June 10, 2019

In connection herewith, I have examined the following documents:

1.  Amended and Restated Articles of Incorporation of the Company;

2.  Bylaws of the Company;

3.  The Registration Statement; and

4.  Action by Unanimous Consent of the Company’s Board of Directors.

I have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as I have deemed reasonable, necessary or prudent under the circumstances.  Also, in rendering this opinion, I have reviewed various statutes and judicial precedence as I have deemed relevant or necessary.

Based upon my examination mentioned above, and relying on the statements of fact contained in the documents that I have examined, I am of the opinion that: (i) the Common Stock has been duly authorized by the Company; (ii) when issued and/or sold in the manner contemplated by the Registration Statement and the applicable prospectus and prospectus supplement(s), the Primary Offering Common Stock will be legally issued, fully paid and non-assessable; and (ii) the shares of Secondary Offering Common Stock are legally issued, fully paid and non-assessable.

The opinion expressed herein is based upon and limited to the laws of the State of Colorado.  I express no opinion herein as to any other laws, statutes or regulations. The opinion contained herein is based upon the facts in existence and the laws in effect on the date hereof and I expressly disclaim any obligation to update my opinion herein, regardless of whether changes in such facts or laws come to my attention after the date hereof.

The opinions set forth above are subject to the following exceptions, limitations and qualifications:  (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to our firm in the Prospectus under the caption "Legal Matters."

High Sierra Technologies, Inc.

June 10, 2019

If you have any questions concerning this letter, please let me know

Sincerely,

/s/ Robert N. Wilkinson

Robert N. Wilkinson

RNW/mh

cc:

Vincent C. Lombardi

Gregg W. Koechlein

SEC/1265